Exhibit 2.1
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                          AMENDMENT TO RIGHTS AGREEMENT


            AMENDMENT (the "Amendment"), dated as of June 19, 1998, to the Rights Agreement, dated as of September 11, 1991 (the "Rights Agreement"), by and between General Re Corporation, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, as successor Rights Agent (the "Rights Agent").

                                    Recitals
                                    --------

              I. The Company and the Rights Agent have heretofore executed and entered into the Rights Agreement.

              II. Berkshire Hathaway, Inc., a Delaware corporation ("Berkshire"), and the Company contemplate entering into an Agreement and Plan of Mergers (the "Merger Agreement") with the intention that, among other things, NBH, Inc., a Delaware corporation and wholly owned subsidiary of Berkshire, will merge newly-created merger subsidiaries with and into Berkshire and the Company. The Board of Directors of the Company has approved the Merger Agreement.

              III. In connection with the Merger Agreement, the Company and Berkshire contemplate entering into a stock option agreement pursuant to which the Company will grant to Berkshire an option to purchase shares of the Company's common stock, par value $0.50 per share (the "Stock Option Agreement"), on the terms and subject to the conditions set forth in the Stock Option Agreement. The Board of Directors of the Company has approved the Stock Option Agreement.

              IV. Pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement and amend the Rights Agreement.

              V. The Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the foregoing and the Company and the Rights Agent desire to evidence such amendment in writing.

              VI. All acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms, have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

            Accordingly, the parties agree as follows:

              A.  Amendment of Opening Paragraph.  The opening paragraph of
                  ------------------------------
the Rights Agreement is amended by adding the following sentence at the end thereof:

            "Effective February 14, 1992, American Stock Transfer & Trust Company succeeded The Bank of New York as Rights Agent."

             B. Amendment of Section 1. Section 1 of the Rights Agreement is
                ----------------------
supplemented to add the following definitions in the appropriate locations:

             "`Merger Agreement` shall mean the Agreement and Plan of Mergers, dated as of June 19, 1998, by and between the Company and Berkshire, as it may be amended from time to time."

             "`Berkshire` shall have the meaning set forth in the Merger Agreement."

            "`Stock Option Agreement` shall mean the agreement, dated as of June 19, 1998, by and between the Company and Berkshire, as it may be amended from time to time."

            "`Transactions` shall have the meaning set forth in the Merger Agreement."

             C. Amendment of the definition of "Acquiring Person." The
                ------------------------------------------------
definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is amended by adding the following sentence at the end thereof:

            "Notwithstanding anything to the contrary contained in this Agreement, Berkshire and its Affiliates and Associates shall not, individually or collectively, be deemed to be an Acquiring Person solely by virtue of (i) the execution of the Merger Agreement or the Stock Option Agreement, (ii) the consummation of the Transactions, or (iii) the consummation of the other transactions contemplated in the Merger Agreement or the Stock Option Agreement. "

             D. Amendment of the definition of "Stock Acquisition Date." The
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definition of "Stock Acquisition Date" in Section 1 of the Rights Agreement is
amended by adding the following sentence at the end thereof:

            "Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred solely as the result of (i) the execution of the Merger Agreement or the Stock Option Agreement, (ii) the consummation of the Transactions, or (iii) the consummation of the other transactions contemplated in the Merger Agreement or the Stock Option Agreement. "

             E. Amendment of the definition of "Triggering Event." The
                ------------------------------------------------
definition of "Triggering Event" in Section 1 of the Rights Agreement is amended by adding the following sentence at the end thereof:

            "Notwithstanding anything in this Agreement to the contrary, a Triggering Event shall not be deemed to have occurred solely as the result of (i) the execution of the Merger Agreement or the Stock Option Agreement, (ii) the consummation of the Transactions, or (iii) the consummation of the other transactions contemplated in the Merger Agreement or the Stock Option Agreement."

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

             F. Amendment of the definition of "Distribution Date." The
                -------------------------------------------------
definition of "Distribution Date" in Section 3(a) of the Rights Agreement is amended by adding the following sentence at the end thereof:

            "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of (i) the execution of the Merger Agreement or the Stock Option Agreement, (ii) the consummation of the Transactions, or (iii) the consummation of the other transactions contemplated in the Merger Agreement or the Stock Option Agreement. "

             G. Amendment of Expiration Date of Rights.  Section 7(a) of
                --------------------------------------
the Rights Agreement is amended and restated to read in its entirety as follows:

            "Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise precluded including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the close of business on September 11, 2001 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, or (iii) the consummation of the Transaction (the earliest of (i), (ii), and (iii) being referred to as the "Expiration Date").

             H. Amendment of Section 29. Section 29 of the Rights Agreement is
                -----------------------
amended to add the following sentence at the end thereof:

            "Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement, by virtue of the consummation of the Transactions, or by virtue of the execution of the Merger Agreement or the Stock Option Agreement, or by virtue of any of the other transactions contemplated by the Merger Agreement or the Stock Option Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock)."

             I. Amendment of Section 21. The fifth sentence of Section 21 is
                -----------------------
amended and restated to read in its entirety as follows:

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

            "Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York), in good standing, having a principal office in the State of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $10,000,000."

             J. Effectiveness. This Amendment shall be deemed effective as of
                -------------
the date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

             K. Miscellaneous. This Amendment shall be deemed to be a contract
                -------------
made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, provided, however, that the rights and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.










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


            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.


Attest:                                 GENERAL RE CORPORATION


  /s/ Charles F. Barr                     /s/ Ronald E. Ferguson
-------------------------------        ----------------------------------------
Name: Charles F. Barr                   Name: Ronald E. Ferguson
Title:Vice President, General Counsel   Title:Chairman and Chief Executive
      and Secretary                           Officer


Attest:                                 AMERICAN STOCK TRANSFER
                                            & TRUST COMPANY

      /s/ Susan Silber                        /s/ Herbert J. Lemmer
-------------------------------        ----------------------------------------
Name: Susan Silber                      Name: Herbert J. Lemmer
Title:Vice President                    Title:Vice President









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